SUBSIDIARIES OF GLOBAL DIRECTMAIL CORP


A.       DOMESTIC SUBSIDIARIES

         1.       Systemax Inc. (a New York corporation)
                  d/b/a Global Computer Supplies (GA, CA, IL) d/b/a Global Occupational Safety (NY, GA)

         2. Continental Dynamics Corp. (a New York corporation) d/b/a Global Computer Supplies (NY) d/b/a Global Industrial Equipment (NY, GA) d/b/a Global Business Furniture (NY, GA)

         3.       Arrow Star Inc. (a New York corporation)

         4.       Dartek Corp. (a Delaware corporation)

         5.       Nexel Industries (a New York corporation)

         6.       Misco America Inc. (a Delaware corporation)

         7.       Tiger Direct Inc. (a Delaware corporation)

         8.       Midwest Micro Corp. (a Delaware corporation)


B.       FOREIGN SUBSIDIARIES

         1.       Misco German Inc. (a New York corporation)

         2.       Misco Italy Computer Supplies S.P.A. (an Italian corporation

         3.       H C S Global SA (a French corporation)

         4.       Global DirectMail Ltd. (a U.K. corporation)